Exhibit 99.1

Sun Hydraulics Corporation Declares 3rd Quarter Dividend

SARASOTA, FLA, September 10, 2003 — Sun Hydraulics Corporation (NASDAQ: SNHY) has announced a $0.04 per share dividend on its common stock. The dividend is payable on October 15, 2003, to shareholders of record as of September 30, 2003.

Sun Hydraulics will announce its 3rd quarter 2003 results on the morning of Tuesday, November 4, 2003. A webcast of the Company’s conference call will take place the following day, November 5, 2003, at 2:30 P.M. Eastern Time. Questions can be submitted to the Company via email, which will then be answered during the webcast. Questions can be submitted to investor@sunhydraulics.com anytime prior to the webcast.

Sun Hydraulics Corporation is a leading designer and manufacturer of high performance screw-in hydraulic cartridge valves and manifolds for worldwide industrial and mobile markets. For more information about Sun, please visit our website at .

Contact:

Richard K. Arter
Investor Relations
941-362-1200

Richard J. Dobbyn
Chief Financial Officer
941-362-1200